Exhibit 99.2

FIRST AMENDMENT TO

GLOBETEL COMMUNICATIONS CORP.

2003 EMPLOYEE BENEFIT PLAN

This First Amendment (the “Amendment”) to the GLOBETEL COMMUNICATIONS CORP. 2003 EMPLOYEE BENEFIT PLAN (the “Plan”) is made as of July 29, 2003.

RECITALS

WHEREAS, on July 1, 2003 GlobeTel Communications Corp. (the “Company”) established the GLOBETEL COMMUNICATIONS CORP. 2003 EMPLOYEE BENEFIT PLAN (the “Plan”); and

WHEREAS, the Board of Directors of the Company desires to amend the Plan and has consented to the amendments provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties agree as follows.

AGREEMENT

1. Modification of Shares Reserved for Issuance Under the Plan. Section 6 of the Plan is deleted in its entirety and is replaced with the following:

SECTION 6. TOTAL NUMBER OF SHARES OF COMMON STOCK

The total number of shares of Common Stock reserved for issuance by the Company either directly as Stock Awards or underlying Options granted under this Plan shall not be more than 26,000,000. The total number of shares of Common Stock reserved for such issuance may be increased only by a resolution adopted by the Board of Directors and amendment of this Plan. Such Common Stock may be authorized and unissued or reacquired Common Stock of the Company.

2. Miscellaneous.

(a) The Plan is reaffirmed and ratified in all respects, except as expressly provided herein.

(b) In the event of any conflict between the terms or provisions of this Amendment and the Plan, then this Amendment shall prevail in all respects. Otherwise, the provisions of the Plan shall remain in full force and effect.

(c) Capitalized terms used in this Amendment and not otherwise defined in this Amendment have the meanings assigned to them in the Plan.

(d) This Amendment was approved by the Board of Directors of the Company on July 29, 2003.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

GLOBETEL COMMUNICATIONS CORP.

By:	/s/ TIMOTHY M. HUFF
Timothy M. Huff Chief Executive Officer

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